Exhibit (a)(1)(c)
Notice of Guaranteed Delivery

for Tender of Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

InterTrust Technologies Corporation

to

Fidelio Sub, Inc.

a wholly owned subsidiary of

Fidelio Acquisition Company, LLC

whose members are

Koninklijke Philips Electronics N.V.,

Sony Corporation of America

and

Stephens Acquisition LLC

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, DECEMBER 20, 2002, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent to it, must be used to accept the Offer (as defined below) if certificates representing Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach Mellon Investor Services LLC (the “Depositary”) prior to the Expiration Date. This form may be delivered by hand or mailed to the Depositary. See Section 2 of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail:	By Hand:	By Overnight Courier:

Mellon Investor Services LLC Post Office Box 3301 South Hackensack, NJ 07606 Attn: Reorganization Department	Mellon Investor Services LLC 120 Broadway, 13th Floor New York, NY 10271 Attn: Reorganization Department	Mellon Investor Services LLC 85 Challenger Road—Mail Drop–Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Department

By Facsimile Transmission
(for Eligible Institutions only)
(201) 296-4293
Confirm by Telephone:
(201) 296-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SPECIFIED ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SPECIFIED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This form Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions to such Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Fidelio Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Fidelio Acquisition Company, LLC, a Delaware limited liability company (“Parent”) whose members are Koninklijke Philips Electronics N.V., a corporation organized under the laws of the Netherlands, Sony Corporation of America, a New York corporation, and Stephens Acquisition LLC, an Arkansas limited liability company, upon the terms and subject to the conditions set forth in Purchaser’s Offer to Purchase, dated November 22, 2002 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of common stock, par value $0.001 per share (the “Common Stock”), of InterTrust Technologies Corporation, a Delaware corporation (“InterTrust”), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 8, 2001, between InterTrust and American Stock Transfer and Trust Company, Inc. (the “Rights” and, together with the Common Stock, the “Shares”) pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered: (Please Print)

Certificate No.(s) (if available): (Please Print)

Address(es): (Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Dated: , 200

GUARANTEE
(Not to be used for signature guarantees)

The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case, with delivery of a Letter of Transmittal or facsimile thereof properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the same time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Zip Code)
Area Code & Tel. No.:

Authorized Signature

Name:
Please Print
Title:
Dated: , 200

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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